EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

FERMAVIR PHARMACEUTICALS, INC.

FORM 10-QSB/A FOR THE QUARTER ENDED OCTOBER 31, 2006

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer of FermaVir Pharmaceuticals, Inc., a Florida corporation (the “Company”).  I am delivering this certificate in connection with the Form 10-QSB/A of the Company for the quarter ended October 31, 2006 and filed with the Securities and Exchange Commission (“Form 10-QSB/A”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-QSB/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 29, 2006	/s/ Geoffrey W. Henson
Geoffrey W. Henson,
Chief Executive Officer